SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K



                     Current Report Pursuant
                  to Section13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   April 27, 2000


                            XCL Ltd.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State of other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)             (I.R.S. Employer Identification Number)

                   Petroleum Tower, Suite 400
                 3639 Ambassador Caffery Parkway
                   Lafayette, Louisiana 70503
             (Address of Principal Executive Office)


                          318-989-0449
      (Registrant's Telephone Number, Including Area Code)

Item 4.  Changes in the Registrant's Certifying Accountant
         (PriceWaterhouse Coopers LLP).

     (i) The Company's certifying accountants by mutual agreement with the Company declined to stand for re-election for the year ended December 31, 1999. The Company has retained the services of Hein + Associates, LLP to perform an audit and issue a report for the fiscal year ended December 31, 1999. This engagement is subject to fulfillment of Hein + Associates' client acceptance procedures.

     (ii) The accountant's most recent report dated April 12, 1999, for the fiscal year ended December 31, 1998, contains an explanatory paragraph relating to the Company's ability to continue as a going concern and whether or not it will be able to generate the necessary funds to satisfy its contractual obligations for development of its China properties. The Company expects that the Hein + Associates' report will contain an explanatory paragraph similar to that found in the report dated April 12, 1999.

     (iii) On May 4, 2000, six of the Company's directors resigned and the three remaining directors, two of whom are members of the audit committee, have approved the decision to change accountants.

     (iv) During the two most recent audited fiscal years, December
          31, 1997 and 1998, there were no disagreements with the former accountants. The Company has authorized the former accountants, and the Company has also agreed, to respond fully to the inquiries of Hein + Associates.

Item 5.   Other Events.

Change in Ticker Symbol
-----------------------

      The Company was advised on April 27, 2000, that due to the Company's inability to file its Annual Report on Form 10-K by April 14, 2000, the extended filing deadline pursuant to Rule 12b-25, the OTC Bulletin Board ("Bulletin Board") appended the Company's ticker symbol with the letter "E". The "E" indicates that the Company is delinquent in its required SEC filing, and has a 30-day grace period in which to make such filing. If the Company fails to file its Form 10-K within such 30-day grace period, it will no longer meet the eligibility requirements of the Bulletin Board.

Resignation  of  Chairman  and Reorganization  of  the  Board  of
Directors
----------------------------------------------------------------

      On  May  9,  2000, the Company announced  that  Marsden  W.
Miller, Jr., chairman and chief executive officer, resigned.  Mr.
Miller,  58,  a  founder  of  the  Company  and  CEO  since   its
incorporation in 1981, was elected chairman in 1984.

     "I am grateful for the support that I have received from shareholders, board members and employees during my tenure;
however, it is an appropriate time for a change for the Company as well as a change for me," stated Miller.

       Danny M. Dobbs will continue as president of the Company. The services of David A. Melman and Associates have been engaged to assist the Company with its business and financial affairs. Mr. Melman, who has extensive experience working with small public companies, was executive vice president, general counsel and corporate secretary of the Company from 1983 to 1997, and was a director of the company from 1987 to 1997.

     As part of the Company's continuing efforts to reduce costs, the board of directors unanimously voted to reorganize the board. This reorganization reduced the size of the board to three members. The continuing directors of the Company are R. Thomas Fetters, Jr., Arthur W. Hummel, Jr. and Francis J. Reinhardt, Jr.

     Leaving the board as part of the reorganization are Messrs. Marsden W. Miller, Jr., John T. Chandler and Benjamin B. Blanchet, as executive directors, and Fred Hofheinz, The Rt. Hon. Sir Michael Palliser and Peter F. Ross, as nonexecutive directors. Mr. Dobbs stated, "The counsel and support of these directors has been invaluable. Their presence on the board will be sorely missed. I am pleased that they have agreed to remain available to the Company for advice and consultation."

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     May 12, 2000                              /s/ Lisha C. Falk
_________________________          By:_______________________________
             Date                      Name:     Lisha C. Falk
                                       Title:     Corporate Secretary

                            EXHIBITS


Exhibit                    Description
-------

10.1 Form of Consulting Agreement between the Company and David A. Melman & Associates dated May 1, 2000.

16            Letter from Pricewaterhouse Coopers, LLP dated
              May 12, 2000.